Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

--Subscription Revenue Increased 33 Percent for Full Year;
Record Annual Revenue of $305 Million Achieved--

SANTA BARBARA, Calif. – March 21, 2018– QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2018 fourth quarter and full year ended January 31, 2018.

Fiscal 2018 Fourth Quarter Financial Highlights:

Total revenue for the fiscal 2018 fourth quarter increased 10 percent to $80.8 million, from $73.3 million for the fiscal 2017 fourth quarter. Subscription revenue for the fourth quarter represented 24 percent of total revenue and grew by 34 percent.

Additional fiscal 2018 fourth quarter financial highlights, versus the fiscal 2017 fourth quarter, include:

●	Subscription revenue of $19.7 million, compared with $14.7 million.

●	Subscription gross margin increased to 60 percent, compared with 53 percent.

●	License revenue of $7.2 million, compared with $8.9 million.

●	Professional services revenue of $22.1 million, compared with $17.9 million.

●	Maintenance and other revenue of $31.9 million, compared with $31.8 million.

●

GAAP pre-tax loss of $3 million, versus GAAP pre-tax income of $4.6 million. As previously disclosed, stronger than anticipated new cloud business bookings in the fiscal 2018 fourth quarter resulted in higher commissions and bonuses without the associated revenue, as the company currently recognizes these expenses up front, while the revenue is recognized ratably over the contract period.

●	Non-GAAP pre-tax loss of $927,000, versus non-GAAP pre-tax income of $6.3 million.

●

GAAP net loss of $5.2 million, or $0.28 per Class A share and $0.23 per Class B share, compared with a GAAP net loss of $15.2 million, or $0.82 per Class A share and $0.68 per Class B share. Fiscal 2018 included a one-time tax expense of $2 million related to the U.S. Tax Cuts and Jobs Act of 2017. Fiscal 2017 included placement of a valuation allowance of $16.3 million against U.S. federal and state net deferred tax assets.

“We are continuing to successfully drive our cloud business, resulting in 33 percent subscription growth year-over-year,” said Karl Lopker, Chief Executive Officer. “An ongoing strong global manufacturing environment, combined with the success of our Cloud offerings, sets the stage for continuing growth in the coming year.”

Fiscal 2018 Full Year Results:

For fiscal 2018, total revenue grew 10 percent to $305 million, up from $278 million last year. Subscription revenue for the year grew 33% to $69.6 million from $52.2 million in the prior year. GAAP pre-tax loss was $4.2 million, versus GAAP pre-tax income of $3.8 million for fiscal 2017. GAAP net loss was $9.1 million, or $0.49 per Class A share and $0.41 per Class B share, for fiscal 2018, versus a GAAP net loss of $15.5 million, or $0.84 per Class A share and $0.70 per Class B share, last year. Non-GAAP pre-tax income was $5.2 million for fiscal 2018, compared with $12 million for fiscal 2017.

Income tax expense was $4.9 million in fiscal 2018 and incorporates the effects of the U.S. Tax Cuts and Jobs Act of 2017 enacted in December. This includes a one-time required transition tax on previously untaxed foreign earnings, partially offset by the re-measurement of deferred taxes using the new U.S. statutory tax rate. The company is currently evaluating the impact of the U.S. Tax Cuts and Jobs Act of 2017 on its anticipated results for fiscal 2019.

QAD’s cash and equivalents balance was $147 million at January 31, 2018, up from $145.1 million one year ago. Cash provided by operations was $10.4 million for the fiscal 2018 full year, compared with $18.7 million for the fiscal 2017 full year.

Fiscal 2018 Fourth Quarter Operational Highlights:

●	Received orders from 49 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including 20 orders exceeding $1 million;

●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient Limited, CCL Industries Inc., Ceva Santé Animale, Cultura Socultur SAS, Deerfield Imaging, Inc., Expanscience SA, Harada Industry Co. Ltd., Johnson Controls, Inc., Kinnerton Confectionery Co. Ltd., Lemo S.A., Mayne Pharma, Inc., Pentair, Rexel Group, Saint-Gobain SA, Solvay SA, Tsubaki Nakashima, Visteon Corporation, Welbilt Inc., Whyte's Food Inc., and Yanfeng US Automotive; and

●

Opened registration for QAD’s 2018 Explore customer conference in Dallas May 7-10 during which attendees will receive updates on key trends in manufacturing, strategic developments in the industries QAD serves, and information on new solution developments. The program will include more than 75 speakers.

Business Outlook

For the fiscal 2019 first quarter, QAD expects:

●	Total revenue of approximately $80 million, including $20.5 to $21 million of subscription revenue.

●	GAAP pre-tax income of breakeven.

●	Non-GAAP pre-tax income of approximately $2 million.

For the fiscal 2019 full year, QAD expects:

●	Total revenue of $328 to $332 million, including $90 to $92 million of subscription revenue.

●	GAAP pre-tax income of breakeven to $3 million.

●	Non-GAAP pre-tax income of $11 to $15 million.

The following is a forward-looking reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2019 first quarter and full year:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	April 30, 2018		January 31, 2019
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP (loss) income before income taxes	$(250)	$250	$-	$3,000
Add back
Stock-based compensation expense	2,200	2,400	10,900	11,900
Change in fair value of interest rate swap	-	-	-	-
Non-GAAP income before income taxes	$1,950	$2,650	$10,900	$14,900

Cash taxes	$650	$750	$2,600	$3,000

Weighted average basic shares outstanding
Class A	16,000	16,400	16,200	16,600
Class B	3,200	3,300	3,200	3,300

Weighted average diluted shares outstanding
Class A	17,800	18,200	17,900	18,300
Class B	3,400	3,500	3,400	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2018 Fourth Quarter Financial Results Conference Call

When: Wednesday, March 21, 2018

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9960 (international)

Replay: Accessible through midnight March 26, 2018; 800-475-6701(domestic); 320-365-3844 (international); passcode 443403

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and cash taxes in this press release for the fiscal 2018 fourth quarter and full year. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●	Cash taxes - Cash taxes are defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies.  QAD Cloud ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration.  QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability.  Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2018	2017	2018	2017
Revenue:
Subscription	$19,662	$14,680	$69,615	$52,167
License	7,171	8,947	25,807	23,633
Maintenance and other	31,858	31,752	128,142	130,406
Professional services	22,062	17,885	81,454	71,767
Total revenue	80,753	73,264	305,018	277,973
Cost of revenue:
Subscription	7,810	6,942	30,563	27,027
License	743	918	2,946	2,990
Maintenance and other	7,872	7,526	31,246	30,517
Professional services	23,394	17,466	84,670	70,317
Total cost of revenue	39,819	32,852	149,425	130,851
Gross profit	40,934	40,412	155,593	147,122
Operating expenses:
Sales and marketing	22,387	17,650	75,368	67,194
Research and development	12,329	10,568	47,661	43,587
General and administrative	8,849	7,895	35,222	32,318
Amortization of intangibles from acquisitions	57	163	416	659
Total operating expenses	43,622	36,276	158,667	143,758
Operating (loss) income	(2,688)	4,136	(3,074)	3,364
Other (income) expense:
Interest income	(446)	(181)	(1,547)	(696)
Interest expense	161	167	669	670
Other (income) expense, net	613	(460)	2,012	(436)
Total other (income) expense, net	328	(474)	1,134	(462)
(Loss) income before income taxes	(3,016)	4,610	(4,208)	3,826
Income tax expense	2,156	19,769	4,857	19,276
Net loss	$(5,172)	$(15,159)	$(9,065)	$(15,450)

Diluted net loss per share
Class A	$(0.28)	$(0.82)	$(0.49)	$(0.84)
Class B	$(0.23)	$(0.68)	$(0.41)	$(0.70)

Diluted Weighted Shares
Class A	16,029	15,797	15,942	15,715
Class B	3,217	3,208	3,213	3,206

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,	January 31,
	2018	2017
Assets
Current assets:
Cash and equivalents	$147,023	$145,082
Accounts receivable, net	83,518	69,441
Other current assets	15,856	15,351
Total current assets	246,397	229,874

Property and equipment, net	30,408	30,872
Capitalized software costs, net	990	732
Goodwill	11,023	10,558
Long-term deferred tax assets, net	7,944	6,166
Other assets, net	3,055	2,688

Total assets	$299,817	$280,890

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$466	$446
Accounts payable and other current liabilities	58,278	44,952
Deferred revenue	116,693	104,125
Total current liabilities	175,437	149,523

Long-term debt	13,313	13,767
Other liabilities	5,439	4,914

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	200,456	197,594
Treasury stock	(12,461)	(15,170)
Accumulated deficit	(75,559)	(61,127)
Accumulated other comprehensive loss	(6,828)	(8,631)
Total stockholders' equity	105,628	112,686

Total liabilities and stockholders' equity	$299,817	$280,890

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	January 31,
	2018	2017

Net cash provided by operating activities	$10,418	$18,680

Cash flows from investing activities:
Purchase of property and equipment	(3,650)	(3,260)
Capitalized software costs	(1,019)	(146)
Net cash used in investing activities	(4,669)	(3,406)

Cash flows from financing activities:
Repayments of debt	(445)	(434)
Tax payments related to stock awards	(3,353)	(2,079)
Cash dividends paid	(5,367)	(5,301)
Net cash used in financing activities	(9,165)	(7,814)

Effect of exchange rates on cash and equivalents	5,357	(109)
Net decrease in cash and equivalents	1,941	7,351
Cash and equivalents at beginning of period	145,082	137,731
Cash and equivalents at end of period	$147,023	$145,082

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2018	2017	2018	2017

Total revenue	$80,753	$73,264	$305,018	$277,973

Net loss	(5,172)	(15,159)	(9,065)	(15,450)
Add back:
Net interest income	(285)	(14)	(878)	(26)
Depreciation	1,166	1,090	4,562	4,326
Amortization	202	423	1,199	1,710
Income tax expense	2,156	19,769	4,857	19,276
EBITDA	$(1,933)	$6,109	$675	$9,836
Add back:
Stock-based compensation expense	2,253	1,802	8,924	7,323
Change in fair value of interest rate swap	(274)	(454)	(377)	(485)
Adjusted EBITDA	$46	$7,457	$9,222	$16,674
Adjusted EBITDA margin	0%	10%	3%	6%

Non-GAAP pre-tax income reconciliation

(Loss) income before income taxes	$(3,016)	$4,610	$(4,208)	$3,826
Add back
Stock-based compensation expense	2,253	1,802	8,924	7,323
Amortization of purchased intangible assets	110	342	842	1,377
Change in fair value of interest rate swap	(274)	(454)	(377)	(485)
Non-GAAP (loss) income before income taxes	$(927)	$6,300	$5,181	$12,041

Cash taxes	$71	$1,171	$2,812	$2,688